UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 37th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

April 2026 Distributions

On April 29, 2026, Bain Capital Private Credit (the “Fund”) declared regular distribution for Class I common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Shares	$0.1875	$0.00	$0.1875

The regular distribution for the Class I Shares is payable to shareholders of record as of April 30, 2026 and will be paid on or about May 29, 2026.

The distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value

The net asset value (“NAV”) per share for Class I Shares of the Fund as of March 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of March 31, 2026
Class I Shares	$$25.83

As of March 31, 2026, the Fund’s aggregate NAV was $1,005.8 million, the fair value of its investment portfolio was $1,815.1 million and it had principal debt outstanding of $1,048.0 million, resulting in a debt-to-equity ratio of approximately 1.04x. The net debt-to-equity ratio, which represents principal debt outstanding, less cash and unsettled trades was approximately 0.80x as of March 31, 2026.

Portfolio Update

As of March 31, 2026, the Fund’s investment portfolio at fair value was approximately $1,815.1 million across 164 portfolio companies operating across 28 different industries. As of March 31, 2026, based on fair value, the Fund’s investment portfolio was comprised of 86% in first lien senior secured debt, 1% of second lien senior secured debt, 6% in subordinated debt, 2% in preferred equity, 2% in common equity and 3% in an investment vehicle. 92% of the Fund’s debt investment portfolio was floating rate as of March 31, 2026.

Shares Issued

The following table lists the Shares by the Fund and outstanding and total consideration for such Shares as of the date of this filing (through the April 1, 2026 subscription date).

	Common Shares Issued	Total Consideration
Class I Shares	40,719,394	$1,042.6	million
Total*	40,719,394	$1,042.6	million

*Amounts may not sum due to rounding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date:	April 29, 2026	By:	/s/ Amit Joshi
Name: Amit Joshi Title: Principal Financial Officer